NEWS RELEASE


Date:         Oct. 1, 1997


Contact:      Katherine Taylor
              815-961-7164
                                                                        AMCORE
                                                                          BANK
                                                                          LOGO

               AMCORE FINANCIAL SIGNS DEFINITIVE AGREEMENT WITH
                INVESTORS MANAGEMENT GROUP OF DES MOINES, IOWA

                            TRANSACTION HIGHLIGHTS
                            ----------------------

  *  AMCORE will combine its asset management operations with IMG.

  * The new organization will be known as IMG, with offices in Des Moines and Rockford.

  *  A letter of intent was previously announced in July.

  *  Stock for stock exchange is subject to three-year earn-out.

  * Transaction is subject to regulatory approval and is expected to close by year-end.

                                 IMG PROFILE
                                 -----------

  * IMG is the largest independent asset management firm in Iowa with $1.7 billion in assets under management.

  * IMG is recognized for its fixed income expertise and mutual fund administration.

  *  IMG has a strong institutional account business.

                        BENEFITS OF COMBINED COMPANIES
                        ------------------------------

  *  Assets under management will total $3.6 billion.

  *  After the merger, IMG will rank in the top 15% of U.S. asset managers.

  * IMG's fixed income expertise and institutional focus will complement AMCORE's strong equity management team and distribution system.

  * AMCORE will combine Vintage and IMG mutual fund families and bring the administration in-house.



AMCORE Bank N.A., Rockford
501 Seventh Stret, Post Office Box 1537, Rockford, Illinois 61110-0037 Telephone 815 968-2241

                                                                  NEWS RELEASE


Date:         Oct. 1, 1997


Contact:      Katherine Taylor
              815-961-7164
                                                                        AMCORE
                                                                          BANK
                                                                          LOGO


               AMCORE FINANCIAL SIGNS DEFINITIVE AGREEMENT WITH
                INVESTORS MANAGEMENT GROUP OF DES MOINES, IOWA

     ROCKFORD, IL. - AMCORE Financial, Inc., signed a definitive agreement Tuesday to acquire Investors Management Group (IMG), Iowa's largest independent investment management firm.

     AMCORE previously announced a letter of intent in July. The transaction is now subject to regulatory approval and is expected to be finalized later this year.

     The transaction will be accomplished through an exchange of common shares. Half of the total consideration will be paid at closing with the remainder payable over a three-year period, subject to earnings performance.

     The new organization, headquartered in Des Moines, will be known as Investors Management Group, and will be owned by AMCORE Investment Group, N.A., one of five financial service companies owned by AMCORE. After the merger, IMG will have $3.6 billion in assets under management and will rank in the top 15 percent of asset managers in the U.S.

     "We're looking forward to welcoming IMG to the AMCORE Family," said Robert J. Meuleman, president and chief executive officer. "This is a strategic acquisition for AMCORE because of IMG's location in Iowa and its strength in institutional asset management."

     IMG's institutional account business will complement AMCORE's strong equity management team and its distribution system targeted at high net worth and retail investors. Plans are to expand and build on the strengths of both companies. "The equity management and fixed income capabilities each company offers will lead to many cross-selling opportunities so we can maximize our sales efforts with a complete and fully rounded product line in all our markets," said Alan W. Kennebeck, president and chief executive officer of AMCORE Investment Group.

                                    -More-



AMCORE Bank N.A., Rockford
501 Seventh Stret, Post Office Box 1537, Rockford, Illinois 61110-0037 Telephone 815 968-2241

     AMCORE Capital Management has $1.9 billion in assets under management and is the advisor and manager of the nationally recognized AMCORE Vintage family of mutual funds. The AMCORE Vintage Funds have received national rankings from Morningstar, Nelson's, Investors Daily and Fortune.

     IMG has $1.7 billion in assets under management and is known chiefly for its fixed income expertise. IMG manages stock, bond and money market portfolios for financial institutions, government bodies, businesses, pension plans, foundations and individuals. The firm has its own family of mutual funds, which it offers to public institutions and the insurance industry. IMG also provides customized mutual fund services to public agencies, banks and others. Under the agreement, AMCORE intends to consolidate its mutual fund administration with IMG.

     "The culture of IMG and AMCORE are similar, so this should be a good fit for both companies," said David W. Miles, who is senior managing director of IMG and will become chief operating officer for AMCORE Investment Group. "We are pleased to be joining a company that understands the investment management business and is dedicated to building a strong product line."

     Mark A. McClurg, who also is a senior managing director at IMG, will become senior managing director for client development at AMCORE Investment Group. Kennebeck will remain as AMCORE Investment Group's president and chief executive officer and Jay Evans, currently AMCORE Capital Management's chief investment officer, will assume that role at IMG. "The business lines of these two companies complement each other so well, that this is a win-win situation all around," said Evans.

     AMCORE Financial, Inc., headquartered in northern Illinois, is a financial services company with assets of over $3.6 billion operating in 41 locations in Illinois and 13 in Wisconsin. The company has five financial services companies: AMCORE Investment Group, N.A., including trust services, a capital management company, a brokerage company and the AMCORE Vintage family of mutual funds; AMCORE Mortgage, Inc.; AMCORE Consumer Finance Company, Inc.; AMCORE Insurance Group, Inc.; and Rockford Mercantile Agency, Inc., a bill collection service.

     This news release, other than historical financial and other information, may consist of forward-looking statements that involve risk and uncertainties, including the risks detailed from time-to-time in the company's SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 1996. Actual results may vary materially.

     AMCORE common stock is listed on NASDAQ under the symbol "AMFI." Further information about AMCORE Financial Inc. can be found on the Internet at http://www.AMCORE.com.